EXHIBIT 32.1 SARBANES OXLEY SECTION 906

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Extreme Home Staging,  Inc. (the “Company”)  certifies, pursuant to her knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Dated:  April 21, 2009
/s/ Milka Fixler
President and Chief Executive Officer
Chief Accounting Officer
Chief Financial Officer